As filed with the Securities and Exchange Commission on April 1, 2015

Registration No. 333-41801

Registration No. 333-61497

Registration No. 333-47586

Registration No. 333-63604

Registration No. 333-96771

Registration No. 333-116675

Registration No. 333-126290

Registration No. 333-126685

Registration No. 333-135268

Registration No. 333-151658

Registration No. 333-160294

Registration No. 333-183174

Registration No. 333-197994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-41801

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-61497

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-47586

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-63604

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-96771

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-116675

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126290

Post-Effective Amendment No. 2 on Form S-8 to Form S-4 Registration Statement No. 333-126685

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135268

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151658

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160294

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183174

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197994

UNDER

THE SECURITIES ACT OF 1933

Salix Pharmaceuticals, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-3267443
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

(919) 862-1000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

1994 Stock Plan

1996 Stock Option Plan, as amended

2005 Stock Plan, as amended

2014 Stock Incentive Plan

InKine Pharmaceutical Company, Inc. 1993 Stock Option Plan

InKine Pharmaceutical Company, Inc. 1997 Consultant Stock Option Plan

InKine Pharmaceutical Company, Inc. 1999 Equity Compensation Plan

InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan

Option to Purchase Shares of Common Stock of InKine Pharmaceutical Company, Inc.

Issued to Leonard S. Jacob on November 6, 1997 (Option No. LJ-1)

Option to Purchase Shares of Common Stock of InKine Pharmaceutical Company, Inc.

Issued to Leonard S. Jacob on November 6, 1997 (Option No. LJ-2)

(Full Title of the Plans)

Robert R. Chai-Onn

Executive Vice President, General Counsel and Secretary

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

(919) 862-1000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Alison S. Ressler

Sarah P. Payne

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”).

•	Registration Statement No. 333-41801, originally filed by Salix Holdings, Ltd., a British Virgin Islands company (“Salix Holdings BVI”), with the Securities and Exchange Commission (the “SEC”) on December 9, 1997, which registered the offering of an aggregate of 1,016,862 shares of Salix Holdings BVI’s common stock, no par value;

•	Registration Statement No. 333-61497, originally filed by Salix Pharmaceuticals, Ltd., a British Virgin Islands company (“Salix BVI”), with the SEC on August 14, 1998, which registered the offering of an aggregate of 600,000 shares of Salix BVI’s common stock, no par value (“Salix BVI Shares”);

•	Registration Statement No. 333-47586, originally filed by Salix BVI with the SEC on October 6, 2000, which registered the offering of an aggregate of 927,207 Salix BVI Shares;

•	Registration Statement No. 333-63604, originally filed by Salix BVI with the SEC on June 22, 2001, which registered the offering of an aggregate of 1,822,793 Salix BVI Shares;

•	Registration Statement No. 333-96771, originally filed by Salix Pharmaceuticals, Ltd. (the “Company”) with the SEC on July 19, 2002, which registered the offering of an aggregate of 1,000,000 shares of the Company’s common stock, par value $0.001 per share (“Shares”);

•	Registration Statement No. 333-116675, originally filed by the Company with the SEC on June 21, 2004, which registered the offering of an aggregate of 1,300,000 Shares;

•	Registration Statement No. 333-126290, originally filed by the Company with the SEC on June 30, 2005, which registered the offering of an aggregate of 1,000,000 Shares;

•	Registration Statement No. 333-126685, originally filed by the Company with the SEC on September 30, 2005, which relates to 977,976 Shares issuable on the exercise of certain stock options;

•	Registration Statement No. 333-135268, originally filed by the Company with the SEC on June 23, 2006, which registered the offering of an aggregate of 1,500,000 Shares;

•	Registration Statement No. 333-151658, originally filed by the Company with the SEC on June 13, 2008, which registered the offering of an aggregate of 837,311 Shares;

•	Registration Statement No. 333-160294, originally filed by the Company with the SEC on June 29, 2009, which registered the offering of an aggregate of 2,000,000 Shares;

•	Registration Statement No. 333-183174, originally filed by the Company with the SEC on August 9, 2012, which registered the offering of an aggregate of 3,000,000 Shares; and

•	Registration Statement No. 333-197994, originally filed by the Company with the SEC on August 8, 2014, which registered the offering of an aggregate of 1,500,000 Shares;

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration any unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On April 1, 2015, pursuant to the Agreement and Plan of Merger, dated as of February 20, 2015 (as amended, the “Merger Agreement”), by and among the Company, Valeant Pharmaceuticals International (“VPI”), a Delaware corporation and a wholly-owned subsidiary of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (“Valeant”), Sun Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of VPI (“Purchaser”), and for the limited purposes set forth therein, Valeant, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of VPI.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this April 1, 2015.

Salix Pharmaceuticals, Ltd.

By:	/s/ Robert R. Chai-Onn
Name: Robert R. Chai-Onn
Title: Executive Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.